SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2014

Eagle Bancorp, Inc.

 (Exact name of registrant as specified in its charter)

Maryland	0-25923	52-2061461
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Number)

7830 Old Georgetown Road, Third Floor, Bethesda, MD 20814

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  301.986.1800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                                        Submission of Matters to Vote of Security Holders.

(a)                                 On May 15, 2013, the annual meeting of shareholders of Eagle Bancorp, Inc. (the “Company”) was held for the purposes of:

1.              electing eight (8) directors to serve until the 2015 Annual Meeting of Shareholders and until their successors are duly elected and qualified;

2.              ratifying the appointment of Stegman & Company as the Company’s independent registered public accountants for the year ended December 31, 2014; and

3.              voting on a non-binding advisory resolution approving the compensation of our named executive officers.

(b)                                 (1)                                 The name of each director elected at the meeting, and the votes cast for such persons, votes withheld and broker non-votes are set forth below.

Name	For	Withheld	Broker Non-votes
Leslie M. Alperstein	18,478,691	2,368,778	2,782,937
Dudley C. Dworken	18,410,031	2,437,438	2,782,937
Harvey M. Goodman	18,481,287	2,366,182	2,782,937
Ronald D. Paul	18,593,913	2,253,556	2,782,937
Robert P. Pincus	14,904,688	5,942,781	2,782,937
Norman R. Pozez	17,399,147	3,448,322	2,782,937
Donald R. Rogers	14,745,248	6,102,221	2,782,937
Leland M. Weinstein	18,172,492	2,674,977	2,782,937

(2)                                 The number of votes cast for or against, and the number of abstentions and broker non-votes cast on the ratification of the appointment of Stegman & Company as the Company’s independent registered public accounting firm is as set forth below:

For	Against	Abstain	Broker Non-votes
23,464,698	121,328	44,380	0

(3)                                 The number of votes cast for or against, and the number of abstentions and broker non-votes cast on the nonbinding advisory resolution approving the compensation of our executive officers is as set forth below:

For	Against	Abstain	Broker Non-votes
11,426,418	9,248,475	172,576	2,782,937

(c)                                  There have been no settlements between the Company and any other person with respect to terminating any solicitation.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BANCORP, INC.

By:	/s/ Ronald D. Paul
Ronald D. Paul, President, Chief Executive Officer

Dated: May 21, 2014